UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Clutterbug Move Management, Inc.
(Exact name of registrant as specified in its charter)

Nevada	45-4487461
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

29 Church Street South Orange, New Jersey 07079
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☒

Securities Act registration statement file number to which this Form relates: 333-187248

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.001 per share, (the “Common Stock”) of Clutterbug Move Management, Inc., a Nevada corporation (the “Company”), is qualified in its entirety by reference to the full text of the Articles of Incorporation, Certificate of Correction and the Bylaws of the Company, which are set forth as Exhibits 3.1, 3.1.2 and 3.2, respectively, to this Registration Statement on Form 8-A and are incorporated herein by reference to the Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on March 14, 2013.

A description of the Common Stock of the Company is set forth under “Description of Capital Stock” in the Company’s Registration Statement on Form S-1, filed with the U.S. Securities and Exchange Commission on March 14, 2013, and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation (incorporated herein by reference to the Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on March 14, 2013)

3.1.2	Certificate of Correction (incorporated herein by reference to the Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on March 14, 2013)

3.2	Bylaws (incorporated herein by reference to the Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on March 14, 2013)

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CLUTTERBUG MOVE MANAGEMENT, INC.

Date: April 8, 2014	By:	/s/ Victoria Young
Name: Victoria Young
Title: Chief Executive Officer

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